UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2025

Senti Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40440	86-2437900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Corporate Drive, First Floor South San Francisco, CA	94080
(Address of principal executive offices)	(Zip Code)

(650) 239-2030
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	SNTI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On March 20, 2025, Senti Biosciences, Inc. (the “Company”) filed a registration statement on Form S-3 (the “Registration Statement”) under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”) with the Securities and Exchange Commission. Pursuant to such Registration Statement, the Company may issue and sell from time to time securities of up to $300,000,000 of any combination of (i) the Company’s common stock, par value $0.0001 per share (the “Common Stock”), (ii) the Company’s preferred stock, par value $0.0001 per share (the “Preferred Stock”), (iii) debt securities of the Company (“Debt Securities”), which may be either senior debt securities, subordinated debt securities, senior convertible debt securities or subordinated convertible debt securities (iv) warrants to purchase Common Stock, Preferred Stock, Debt Securities or Units (as defined below) (“Warrants”), and (v) units comprised of shares of Common Stock, shares of Preferred Stock, Debt Securities and Warrants (“Units”).

In addition, on March 20, 2025, the Company entered into a Sales Agreement (the “Agreement”) with Leerink Partners LLC (“Leerink Partners”) with respect to an at-the-market offering program under which the Company may offer and sell, from time to time at its sole discretion, shares of its Common Stock (the “Placement Shares”) through Leerink Partners as its sales agent. Pursuant to the Agreement, Leerink Partners may sell the Placement Shares by any method permitted by law deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) of the Securities Act, including, without limitation, sales made directly on The Nasdaq Capital Market (“Nasdaq”) or on any other existing trading market for the Common Stock.

The Company is not obligated to make any sales of Placement Shares under the Agreement. The Company or Leerink Partners may suspend or terminate the offering of Placement Shares upon notice to the other party and subject to other conditions, as set forth in the Agreement.

Subject to the Company’s request to sell Placement Shares, Leerink Partners will act as the Company’s sales agent to sell on the Company’s behalf, from time to time consistent with its normal sales and trading practices and applicable state and federal laws, rules and regulations and Nasdaq rules, such Placement Shares based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose), on mutually agreed terms between Leerink Partners and the Company. Leerink Partners is not required to sell any specific amount of securities, but will act as the Company’s sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Leerink Partners and the Company. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. No assurance can be given that the Company will sell any Placement Shares under the Agreement, or, if it does, as to the price or amount of Placement Shares that it sells or the dates when such sales will take place. Any Placement Shares offered and sold pursuant to the Agreement will be issued pursuant to the Registration Statement, including the base prospectus and sales agreement prospectus supplement included therein.

The Company will pay Leerink Partners a commission equal to 3.0% of the gross proceeds of any Placement Shares sold through Leerink Partners under the Agreement. The Company will also reimburse Leerink Partners for certain specified expenses in connection with entering into the Agreement, as well as certain specified expenses on a quarterly basis.

The Agreement contains representations, warranties and covenants that are customary for transactions of this type. In addition, the Company has agreed to indemnify Leerink Partners against certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1
Sales Agreement dated March 20, 2025 by and between Senti Biosciences, Inc. and Leerink Partners LLC (incorporated by reference to Exhibit 1.2 to the Company’s Registration Statement on Form S-3 filed with the SEC on March 20, 2025).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 24, 2025	Senti Biosciences, Inc.
		By:	/s/ Timothy Lu
Timothy Lu
Chief Executive Officer